                                  PP&L, INC.

                         VOTE AND SPECIAL CASH PAYMENT

                                 IN RESPECT OF

                            4-1/2% PREFERRED STOCK
                             CUSIP NO. 69349X 40 9
                             RECORD DATE: 02/26/99

                            IN CONNECTION WITH THE

                 ANNUAL MEETING OF SHAREOWNERS, APRIL 23, 1999

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                          -- IMPORTANT INFORMATION --

          THE FORM OF PROXY MUST BE RECEIVED BY THE TABULATION AGENT
                 NO LATER THAN APRIL 23, 1999 AT 1:30 PM EST.

                   THE SPECIAL CASH PAYMENT WILL BE MADE TO
            THE 4-1/2% PREFERRED SHAREOWNERS AS OF THE RECORD DATE
       ONLY IN RESPECT OF EACH SHARE OF 4-1/2% PREFERRED STOCK WHICH IS
             VOTED FOR THE ADOPTION OF THE PROPOSED AMENDMENT AND
            ONLY IF THE PROPOSED AMENDMENT IS APPROVED AND ADOPTED.

     PLEASE REFER TO THE ACCOMPANYING PROXY STATEMENT FOR FULL DETAILS
             REGARDING THE VOTE AND THE SPECIAL CASH PAYMENT.
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                                                                 March 12, 1999

To Our Clients:

Enclosed for your consideration are the Proxy Statement dated March 12, 1999 and the Form of Proxy relating to the solicitation of proxies ("Proxies") from holders of PP&L, Inc. ("the Company") 4-1/2% Preferred Stock upon the terms and subject to the conditions set forth in the Notice of Annual Meeting and Proxy Statement dated March 12, 1999. The Company is soliciting Proxies from the holders of record of the 4-1/2% Preferred Stock as of the close of business on Friday, February 26, 1999 (the "Record Date") to (1) elect three directors for a term of three years; and (2) approve amendments to the Company's Articles of Incorporation. The Annual Meeting is currently scheduled for April 23, 1999 at 1:30 PM EST.

THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES OF 4-1/2% PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES OF 4-1/2% PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT AS OF THE RECORD DATE. YOUR SHARES OF 4-1/2% PREFERRED STOCK CAN ONLY BE VOTED BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE FORM OF PROXY IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO VOTE YOUR SHARES OF 4-1/2% PREFERRED STOCK.

We request instructions as to whether you wish to have us vote your shares of 4-1/2% Preferred Stock upon the terms and subject to the conditions set forth in the Notice of Annual Meeting and Proxy Statement.

Your attention is invited to the following:

1. Subject to the terms and conditions set forth in the Proxy Statement, if (but only if) Proposal 2 (the "Proposed Amendment") is approved and adopted, the Company will make a cash payment of $1.00 per share (the "Special Cash Payment") to each owner of PP&L 4-1/2% Preferred Stock, other than PP&L Resources ("4-1/2% Preferred Shareowner"), who votes in favor of Proposal 2 at the Annual Meeting, in person or by proxy. This payment will be made for each share of 4-1/2% Preferred Stock held by such owner as of the Record Date which is so voted. Special Cash Payments will be made to the 4-1/2% Preferred Shareowners as of the Record Date only in respect of each share of 4-1/2% Preferred Stock which is voted FOR the adoption of the Proposed Amendment and only if the Proposed Amendment is approved and adopted. If the Proposed Amendment is approved and adopted, Special Cash Payments will be paid out of the Company's general funds by check mailed promptly after the Proposed Amendment has become effective.

2. As described under "Certain Federal Income Tax Consequences" in the Proxy Statement, a United States 4-1/2% Preferred Shareowner (as defined) must provide the Company with the owner's correct Taxpayer Identification Number and certify that the owner is not subject to backup withholding of federal income tax by completing and returning the Form W-9 included in the Proxy.

3. Only owners of 4-1/2% Preferred Stock on the Record Date (or their legal representatives or attorneys-in-fact) are entitled to vote at the Annual Meeting and to receive the Special Cash Payments. Any beneficial owner of shares of 4-1/2% Preferred Stock who is not the registered owner of such shares as of the Record Date (as would be the case for any beneficial owner whose shares are registered in the name of such owner's broker, dealer, commercial bank, trust company or other nominee) must arrange with the record owner of such 4-1/2% Preferred Stock to execute and deliver a proxy form on such beneficial owner's behalf. If a beneficial owner of shares intends to attend the Annual Meeting and vote in person, such beneficial owner must obtain a legal proxy form from his or her broker, dealer, commercial bank, trust company or other nominee.

4. If a 4-1/2% Preferred Shareowner votes against the Proposed Amendment or abstains from any such vote, such owner shall not be entitled to the Special Cash Payment even if the Proposed Amendment is approved and adopted. The Special Cash Payment will not be made to any owner of Series Preferred Stock, regardless of the outcome of the voting on the Proposed Amendment.

If you wish us to vote your shares of 4-1/2% Preferred Stock, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A PROXY ON YOUR BEHALF PRIOR TO APRIL 23, 1999.

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

           INSTRUCTIONS WITH RESPECT TO THE SOLICITATION OF PROXIES
                              IN CONNECTION WITH
               THE ANNUAL MEETING OF PP&L, INC., APRIL 23, 1999

The undersigned acknowledge(s) receipt of your letter and the enclosed Notice of Annual Meeting and Proxy Statement dated March 12, 1999 and Form of Proxy relating to the solicitation of proxies from holders of PP&L, Inc. ("the Company") 4-1/2% Preferred Stock upon the terms and subject to the terms and conditions set forth in the Proxy Statement dated March 12, 1999.

This will instruct you to vote on my behalf the shares of 4-1/2% Preferred Stock in my account as indicated below (or, if no indication is made, FOR Proposal 1 and FOR Proposal 2), subject to the terms and conditions set forth in the Proxy Statement dated March 12, 1999.

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  1.ELECTION OF DIRECTORS: (1) Frederick M. Bernthal, (2) William J. Flood,
  (3) Frank A. Long
                             FOR ALL                 WITHHOLD
      FOR ALL                EXCEPT(*)               FOR ALL
      [_]                    [_]                     [_]

  (*) To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above and mark an (X) in the "For All Except" box.

  2.PROPOSAL 2: Amendment to the Articles

    FOR                         AGAINST                    ABSTAIN
    [_]                         [_]                        [_]

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SIGNATURE(S):
             ___________________________________________________________________

             ___________________________________________________________________

PLEASE TYPE OR PRINT NAME(S):
                             ___________________________________________________

                             ___________________________________________________

PLEASE TYPE OR PRINT ADDRESS(ES):
                                 _______________________________________________

                                 _______________________________________________

AREA CODE AND TELEPHONE NUMBER:
                               ___________________

ACCOUNT NUMBER:
               ___________________

TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER:
                                                  ______________________________


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